Exhibit 32.01

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Senior Vice President, Chief Financial Officer of Wabash National Corporation (the “Company”), each hereby certifies that, to his knowledge, on February 29, 2012:

(a)	the Form 10K Annual Report of the Company for the year ended December 31, 2011 filed on February 29, 2012, with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934; and
(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard J. Giromini Richard J. Giromini President and Chief Executive Officer February 29, 2012
/s/ Mark J. Weber Mark J. Weber Senior Vice President and Chief Financial Officer February 29, 2012